UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2006

BNCCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main, Bismarck, North Dakota	58501
(Address of principal executive offices)	(Zip Code)

(701) 250-3040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 30, 2006, the Compensation Committee granted shares of restricted stock to the following executive officers of the Company under its stockholder approved 2006 Stock Incentive Plan (the “Plan”):

Executive Officer	Shares of Restricted Stock
Timothy J. Franz	5,000
Mark Peiler	15,000
Shawn Cleveland Goll	15,000
David Hoekstra	15,000

The grants are effective August 31, 2006, and each provide for a three-year vesting schedule. The form of Restricted Stock Agreement under the Plan is attached as Exhibit 10.1 to this report.

On August 30, 2006, the Compensation Committee also approved the cancellation of an aggregate 21,250 shares of restricted stock that were previously granted in error under the 2002 Stock Incentive Plan, including 7,500 shares of restricted stock granted to E. Thomas Welch, a director of the Company. The Compensation Committee reissued the shares effective August 31, 2006 with the same terms and conditions as the cancelled awards, including the 7,500 shares to Mr. Welch.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
10.1	Form of Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNCCORP, INC.

By:
Gregory K. Cleveland
President

Dated: September 5, 2006

2